SCHEDULE A

Harbor Flexible Capital Fund
Procedures Pursuant to Rule 10f-3


(1)	Name of Underwriters (See Prospectus)
	See Attachment A
(2)	Name of Issuer
	Green Mountain Coffee Roasters, Inc.
(3)	Title of Security
	Common Stock
(4)	Date of First Offering
	May 5, 2011 (Secondary)
(5)	Amount of Total Offering
	$610,600,000
(6)	Type of Offering
	U.S. Registered Public Offering
(7)	Unit Price
	$71
(8)	Underwriting Spread or Commission
	$2.6625
(9)	Rating
	N/A
(10)	Maturity Date
	N/A
(11)	Current Yield
	N/A
(12)	Yield to Maturity
	N/A
(13)	Subordination Features
	N/A
(14)	Nature of Political Entity, if any, Including
in the Case of Revenue Bond, Underlying Entity Supplying the Revenue
	N/A
(15)	Total Par Value of Bonds Purchased
	N/A
(16)	Dollar Amount of Purchase
	$62,764
(17)	Number of Shares Purchased
	884
(18)	Years of Continuous Operation of Issuer
	18 years formed in July 1993
(19)	% of Offering Purchased by Fund other than in an
        Eligible Rule 144A Offering (i.e. U.S. registered public offering, Eligible Foreign Offering, or Offering of Eligible Municipal Securities) 0.01028%
(20)	% of Eligible Rule 144A Offering Purchased by Fund**
	N/A
(21)	% of Offering Purchased by other funds advised by the same Adviser***
        other than in an Eligible Rule 144A Offering
	7.48% of the offering was purchased for other porfolios managed by Marsico Capital Management. The Harbor
        International Growth Fund and the Harbor Global Growth Fund
        did not receive shares in this offering.
(22)	% of Eligible Rule 144A Offering Purchased by other funds**
        advised by the same Adviser***
	N/A
(23)	Sum of (19), (20), (21) and (22) (must be less than 25%)
	7.5581%
(24)	Name(s) of Underwriter(s) or Dealer(s) from which Purchased
	See Attachment A
(25)	Is the Affiliate a Manager or Co- manager of Offering?
	Co-manager Rabo Securities USA, Inc.
(26)	Were Purchases Designated as Group Sales or Otherwise Allocated
        to the Affiliate?
	The Harbor Flexible Capital Fund did not purchase shares from
        Rabo Securities USA, Inc. directly.
(27)	Recent similar underwritings (including date, total offering value, unit price and underwriting discount): See Attachment A

_______________________________
**	In calculating percentage amounts for Items 20 and 22,
        do not include portion of Eligible Rule 144A Offering purchased by non-QIBs.

***	Include purchases made in the same offering by other funds which share the same subadviser as the Fund.